SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

Abrams Industries, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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ABRAMS INDUSTRIES, INC.

Atlanta, Georgia

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held On September 10, 2003

      The Annual Meeting of Shareholders of ABRAMS INDUSTRIES, INC. (the “Company”) will be held on Wednesday, September 10, 2003, at 11:00 A.M., Atlanta time, at the Company’s Corporate Headquarters, 1945 The Exchange, Suite 300, Atlanta, Georgia, for the purpose of considering and voting upon the following:

(1)	The election of eight Directors to constitute the Board of Directors until the next Annual Meeting and until their successors are elected and qualified.

(2)	Such other matters as may properly come before the Meeting or any and all adjournments thereof.

      The Board of Directors has fixed the close of business on July 28, 2003, as the record date for the determination of the shareholders who will be entitled to notice of, and to vote at, this Meeting or any and all adjournments thereof.

BY ORDER OF THE BOARD OF DIRECTORS

Alan R. Abrams
Co-Chairman of the Board
President and Chief Executive Officer

Atlanta, Georgia

August 6, 2003

IMPORTANT — YOUR PROXY IS ENCLOSED.

PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY PROMPTLY.
NO POSTAGE IS REQUIRED IF MAILED
IN THE UNITED STATES IN THE ACCOMPANYING ENVELOPE.

PROXY STATEMENT
GENERAL INFORMATION
NOMINATION AND ELECTION OF DIRECTORS
MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
PRINCIPAL HOLDERS OF THE COMPANY’S SECURITIES AND HOLDINGS BY EXECUTIVE OFFICERS AND DIRECTORS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
EQUITY COMPENSATION PLAN
STOCK OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
DIRECTORS COMPENSATION
SHAREHOLDER RETURN
INFORMATION CONCERNING THE COMPANY’S INDEPENDENT AUDITORS
SHAREHOLDER PROPOSALS
OTHER MATTERS

ABRAMS INDUSTRIES, INC.

EXECUTIVE OFFICES

1945 The Exchange

Suite 300
Atlanta, Georgia 30339-2029

PROXY STATEMENT

      The following information is furnished in connection with the solicitation of proxies by the Board of Directors of the Company for the Annual Meeting of Shareholders (the “Meeting”) to be held on Wednesday, September 10, 2003, at 11:00 A.M., Atlanta time, at the Company’s Corporate Headquarters, 1945 The Exchange, Suite 300, Atlanta, Georgia. A copy of the Company’s Annual Report for the fiscal year ended April 30, 2003, and a proxy for use at the Meeting are enclosed with this Proxy Statement. This Proxy Statement and the enclosed proxy first were mailed to shareholders on or about August 6, 2003.

GENERAL INFORMATION

      Any proxy given pursuant to this solicitation may be revoked, without compliance with any other formalities, by any shareholder who attends the Meeting and gives oral notice of his or her election to vote in person. In addition, any proxy given pursuant to this solicitation may be revoked prior to the Meeting by delivering to the President of the Company a notice of revocation or a duly executed proxy for the same shares bearing a later date. All proxies of shareholders solicited by the Company, which are properly executed and received by the President of the Company prior to the Meeting, and which are not revoked, will be voted at the Meeting. The shares represented by such proxies will be voted in accordance with the instructions thereon, and unless specifically instructed to vote otherwise, the individuals named in the enclosed proxy will vote to elect all the nominees as set forth in this Proxy Statement. Abstentions and broker non-votes will be included in determining whether a quorum is present at the Meeting, but will otherwise have no effect on the election of the Directors. For purposes of determining approval of a matter presented at the Meeting other than the election of Directors, abstentions will be deemed present and entitled to vote, and therefore will have the same legal effect as a vote “against” a matter presented at the Meeting. Broker non-votes will be deemed not entitled to vote on the subject matter as to which the non-vote is indicated, and will, therefore, have no legal effect on the vote on that particular matter. A system administered by the Company’s transfer agent will tabulate the votes cast.

      The Company pays the cost of soliciting proxies. Copies of solicitation material may be furnished to banks, brokerage houses and other custodians, nominees and fiduciaries for forwarding to beneficial owners of shares of the Company’s common stock, $1.00 par value per share (the “Common Stock”), and normal handling charges may be paid for such forwarding service. In addition to soliciting by mail, Directors and regular employees of the Company, at no additional compensation, may assist in soliciting proxies by telephone or other means.

      As of July 28, 2003, the record date for the Meeting, there were 2,914,251 shares of Common Stock outstanding and entitled to vote. The holders of Common Stock, the only outstanding class of voting stock of the Company, are entitled to one vote per share.

NOMINATION AND ELECTION OF DIRECTORS

      The Board of Directors recommends the election of the eight nominees listed below to constitute the entire Board to hold office until the next Meeting of Shareholders and until their successors are elected and qualified. If, at the time of the Meeting, any of such nominees should be unable to serve, the persons named in the proxy will vote for such substitutes or vote to reduce the number of Directors for the ensuing year in accordance with his judgment of what is in the best interest of the Company. Management has no reason to believe that any substitute nominee or nominees or reduction in the number of Directors for the ensuing year will be required. The affirmative vote of a plurality of the votes cast is required to elect the nominees.

      The Company’s By-Laws contain an advance notice procedure for the nomination of candidates for election to the Board. Notice of proposed shareholder nominations for election of Directors must be given to the Secretary of the Company not less than sixty days nor more than ninety days prior to the meeting at which Directors are to be elected, unless the notice of meeting is given less than sixty days prior to the meeting, in which case the notice of nomination must be received not later than the tenth day following the day on which the notice of meeting was mailed to shareholders. The notice of nomination must contain information about each proposed nominee, including age, address, principal occupation, the number of shares of stock of the Company beneficially owned by such nominee, and such other information as would be required to be disclosed under the Securities Exchange Act of 1934 (the “Exchange Act”), in connection with any acquisition of shares by such nominee or with the solicitation of proxies by such nominee for his or her election as a Director. Information must also be disclosed by and about the shareholder proposing to nominate that person. The chairman of a shareholder meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

      The following information relating to: (1) age as of September 10, 2003; (2) directorships in other publicly-held companies; (3) positions with the Company; and (4) principal employment has been furnished by the respective nominees. Except as otherwise indicated, each nominee has been or was engaged in his or her present or last principal employment, in the same or a similar position, for more than five years.

INFORMATION ABOUT NOMINEES
NAME	FOR DIRECTOR

Alan R. Abrams	A Director of the Company since 1992, he has been Co-Chairman of the Board since 1998, Chief Executive Officer since 1999, and President since 2000. From 1998 to 1999, he was President and Chief Operating Officer. He also served as President and Chief Executive Officer of Servidyne Systems, LLC from May 2002 until July 2003. Mr. Abrams is 48.

David L. Abrams	A Director of the Company since 2000, he has been President of Silver Star Management Corp. (investment management) and has been engaged in managing family investments, including shares of the Company as described in the first sentence of Footnote 3 to the Share Ownership Table below, since October 2000. He was associated with Sutherland Asbill & Brennan LLP (a law firm) from 1993 to 2001. Mr. Abrams is 45.

J. Andrew Abrams	A Director of the Company since 1992, he has been Co-Chairman of the Board since 1998, and Vice President-Business Development since 2000. He served as President and Chief Operating Officer from 1999 to 2000. From 1997 to 1999, he was Executive Vice President. Mr. Abrams is 43.

Samuel E. Allen	Mr. Allen serves as Chairman and Chief Executive Officer of Globalt, Inc. (an investment management company). He is also a Director of Chattem, Inc. Mr. Allen is 67.

Gilbert L. Danielson	A Director of the Company since 2000, he is Executive Vice President, Chief Financial Officer, and Director of Aaron Rents, Inc. (a company engaged in the rental, sales and lease ownership, and specialty retailing of residential and office furniture, consumer electronics and home appliances). Mr. Danielson is 57.

Melinda S. Garrett	A Director of the Company since 1999, she has been Chief Financial Officer since 1997 and Corporate Secretary since 2000. She also has served Abrams Properties, Inc. as President since 2001, Chief Financial Officer from 1998 to 2000, and Vice President from 1993 to 2000. Ms. Garrett is 47.

INFORMATION ABOUT NOMINEES
NAME	FOR DIRECTOR

Robert T. McWhinney, Jr.	A Director of the Company since 2000, he was the Group Vice President — Consulting Operations for Jacobs Engineering Group, Inc. (an engineering, construction and consulting company) from January 2001 until June 2003, and the President of Jacobs Consultancy, Inc. (an international technical and management consulting company and an operating subsidiary of Jacobs Engineering Group, Inc.) from October 2001 until June 2003. He is currently an employee of Jacobs Consultancy, Inc. He was President and Chief Executive Officer of Stone & Webster Management Consultants, Inc. (an international management consulting company and an operating subsidiary of Stone & Webster, Inc.) from 1997 to 2000. Mr. McWhinney is 63.

Felker W. Ward, Jr.	A Director of the Company since 1992, he is Chairman of Pinnacle Investment Advisors, Inc. (investment advisory services). He also is a Director of AGL Resources, Inc. Mr. Ward is 70.

      Alan R. Abrams and J. Andrew Abrams are brothers, and are the sons of Edward M. Abrams, a recently retired member of the Board of Directors. David L. Abrams is first cousin to Alan R. Abrams and J. Andrew Abrams, and nephew to Edward M. Abrams. There are no other family relationships between any Executive Officers or Directors of the Company.

      On June 2, 2000, in conjunction with and as a condition to Stone & Webster, Inc.’s definitive agreement to sell substantially all of its assets to Jacobs Engineering Group, Inc., Stone & Webster and 71 affiliates, including Stone & Webster Management Consultants, Inc., of which Mr. McWhinney formerly served as President and Chief Executive Officer, sought bankruptcy court approval of the asset sale by filing a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code. The reorganization concluded with the purchase of Stone & Webster, Inc. by another company.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

      During the fiscal year ended April 30, 2003, the Board of Directors held four meetings, the Audit Committee held seven meetings, and the Compensation Committee held one meeting. All of the Directors who served during the fiscal year ended April 30, 2003, attended at least 75% of the aggregate of all Board meetings and the meetings of each committee of the Board on which they served, if any.

      The Board has a standing Executive Committee, currently consisting of Alan R. Abrams, J. Andrew Abrams, and Melinda S. Garrett. This committee is empowered to take actions that do not require the approval of the full Board of Directors. All actions of the Executive Committee subsequently are reviewed by the full Board of Directors.

      The Board has a standing Audit Committee composed entirely of independent Directors, as defined in the listing standards of the Nasdaq Stock Market. The committee currently consists of Gilbert L. Danielson, Robert T. McWhinney, Jr. and Felker W. Ward, Jr. Pursuant to its written charter, this committee is authorized, among other things, to review the scope and results of audits and recommendations made relating to internal controls by the external and internal auditors; appraise the independence of, and recommend the appointment of, the external auditors to the Board; and review the adequacy of the Company’s financial controls.

      The Board has a standing Compensation Committee, composed entirely of independent Directors. The committee currently consists of Gilbert L. Danielson , Robert T. McWhinney, Jr., and Felker W. Ward, Jr. This committee is authorized to review and make recommendations to the Board of Directors regarding the compensation of the Company’s Executive Officers, and to administer the Company’s 2000 Stock Award Plan.

      The Board established a Nominating Committee in March 2003. The committee currently consists of Alan R. Abrams, Gilbert L. Danielson, Robert T. McWhinney, Jr., and Felker W. Ward, Jr. The committee is responsible for recommending to the Board the slate of nominees to be recommended to the shareholders for election at the Company’s annual shareholder meeting. The committee will consider nominees submitted by the shareholders in accordance with the procedures set forth in Section 10 of the Company’s Restated Bylaws, which in general require shareholders to submit specified biographical and other information concerning the nominee and the submitting shareholder to the Secretary of the Company not less than sixty nor more than ninety days prior to the relevant meeting. For a complete description of the procedures, refer to the Company’s Restated Bylaws.

      The Board and the Nominating Committee intend to evaluate and further develop the committee’s structure and processes in accordance with pending stock market listing standards.

PRINCIPAL HOLDERS OF THE COMPANY’S SECURITIES

AND HOLDINGS BY EXECUTIVE OFFICERS AND DIRECTORS

      As of June 30, 2003, the following list reflects beneficial ownership of the Common Stock by persons (as that term is defined by the Securities and Exchange Commission) who: (1) own more than 5% of the outstanding shares of such stock; (2) are Directors; (3) are Executive Officers, named in the Summary Compensation Table below; and/or (4) are Executive Officers and Directors of the Company as a group. The following percentages of outstanding shares total more than 100%, because they are based on SEC beneficial ownership rules, the application of which can result in the same shares being owned beneficially by more than one person.

	Shares of		Percentage of
	Common Stock		Outstanding
Name and Address	Beneficially Owned		Shares

Edward M. Abrams	789,697	(1)(2)	27.10%

David L. Abrams	747,678	(3)(4)	25.66%

Kandu Partners L.P.	612,208		21.01%
Post Office Box 53407
Atlanta, Georgia 30355

	Shares of		Percentage of
	Common Stock		Outstanding
Name and Address	Beneficially Owned		Shares

Alan R. Abrams	502,100	(1)(5)	17.23%

J. Andrew Abrams	502,000	(1)	17.23%

Abrams Partners, L.P.	500,000		17.16%
7525 Princeton Trace
Atlanta, Georgia 30328

Bank of America Corporation	184,423	(6)	6.33%
100 South Tryon Street
Charlotte, North Carolina 28255

Felker W. Ward, Jr.	3,684		*

Paula Lawton Bevington	3,200	(7)	*

Melinda S. Garrett	2,000		*

Gilbert L. Danielson	1,000		*

Robert T. McWhinney, Jr.	1,000	(8)	*

All Officers and Directors as a group (9 persons)	1,552,359		53.27%

*	Less than 1%

(1)	Includes 500,000 shares (17.16% of the outstanding shares) owned by Abrams Partners, L.P., which Edward M. Abrams, Alan R. Abrams, and J. Andrew Abrams each beneficially own due to their joint control of the general partner of such partnership. Does not include 144,817 shares (4.97% of the outstanding shares) owned by two trusts established by the parents of Edward M. Abrams, and under which Edward M. Abrams and his children, Alan R. Abrams, J. Andrew Abrams, and Laurie Abrams Lindey, are beneficiaries. An independent trustee, who holds the power to vote and dispose of the shares, administers the two trusts.
(2)	Includes 12,389 shares owned jointly with and 19,919 shares owned directly by Mr. Abrams’ wife. Also includes 8,604 shares held by an estate, for which Mr. Abrams’ wife serves as Co-Executor.
(3)	Includes 612,208 shares (21.01% of outstanding shares) owned by Kandu Partners, L.P., which David L. Abrams beneficially owns due to his control of the general partner of the partnership, and 400 shares held by the Estate of Bernard W. Abrams, for which David L. Abrams serves as Co-Executor.
(4)	Includes 25,064 shares owned by Purple Heart Partners LLLP, which David L. Abrams beneficially owns due to his control of the general partner of the partnership.
(5)	Includes 100 shares owned by Mr. Abrams’ wife.
(6)	Consists primarily of shares owned by the trusts referenced in Footnote 1 above, of which Bank of America Corporation serves as trustee.
(7)	Includes 2,000 shares owned by Mrs. Bevington’s husband.
(8)	All shares are owned jointly with Mr. McWhinney’s wife.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Directors, certain officers and persons who own more than 10% of the outstanding Common Stock of the Company to file with the Securities and Exchange Commission reports of changes in ownership of the Common Stock of the Company held by such persons. These persons are also required to furnish the Company with copies of all forms they file under this regulation. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and without further inquiry, all required forms were filed on time.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

      The following table sets forth all compensation earned by the Chief Executive Officer (“CEO”) and each of the three other most highly compensated Executive Officers (“named Executive Officers”) for services rendered in all capacities during the Company’s last three fiscal years:

		Annual Compensation			Long-Term Compensation Awards

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Other Annual Compensation ($)(2)	Restricted Stock Awards ($)(3)	Securities Underlying Options (#)(4)	All Other Compensation ($)(5)

Alan R. Abrams	2003	300,000	5,769	—	—	150,000	13,323
Co-Chairman,	2002	275,000	40,288	—	—	—	15,271
President, and CEO.	2001	250,000	124,328	—	7,750	—	37,203
Former CEO and President, Servidyne Services, LLC

Melinda S. Garrett	2003	195,000	28,750	—	—	50,000	13,300
Chief Financial Officer.	2002	182,500	28,510	—	—	—	14,661
President, Abrams	2001	165,000	65,761	—	7,750	—	35,333
Properties, Inc.

B. Michael Merritt (6)	2003	175,000	3,366	—	—	50,000	13,208
Former President and	2002	167,500	17,444	—	—	—	14,661
Chief Executive Officer,	2001	167,500	211,584	—	7,750	—	35,218
Abrams Construction, Inc.

J. Andrew Abrams	2003	165,000	3,173	—	—	50,000	13,162
Co-Chairman and Vice	2002	155,000	22,981	—	—	—	15,166
President-Business	2001	145,000	55,274	—	7,750	—	36,467
Development

(1)	Consists of cash holiday and incentive bonuses, cash profit-sharing and special incentive payments (both accrued and deferred, during the applicable fiscal year, such deferral at the election of the respective Executive Officer). Holiday bonuses equal to one week’s pay are paid to all employees meeting specified service requirements, at the discretion of the Chief Executive Officer of the Company. Holiday bonuses are not subject to deferral.

(2)	Perquisites and other benefits paid by the Company on behalf of the Executive Officers, if any, do not meet the SEC threshold for disclosure.
(3)	Shares of restricted stock were awarded on January 19, 2001, pursuant to the Company’s 2000 Stock Award Plan. Each officer listed in the table above received 2,000 shares. On January 19, 2002, the restricted shares for each officer vested. Dividends were paid on all restricted stock at the same rate payable to all common shareholders, and are not reflected in the values in the table above.
(4)	Options were granted on July 17, 2002, pursuant to the Company’s 2000 Stock Award Plan.
(5)	Consists of: (i) contributions to the Company’s Profit-Sharing and 401(k) Plan; (ii) premiums paid on behalf of the named Executive Officers under individual life insurance policies; and (iii) Directors fees. Such amounts in the fiscal year ended April 30, 2003, were as follows:

	Contributions	Premiums
	to Profit-Sharing	for
	and 401(k)	Life	Directors
	Plan	Insurance	Fees

Alan R. Abrams	$923	$—	$12,400
Melinda S. Garrett	900	—	12,400
B. Michael Merritt	808	—	12,400
J. Andrew Abrams	762	—	12,400

(6)	Resigned employment in June 2003.

EQUITY COMPENSATION PLAN

      The Abrams Industries, Inc. 2000 Stock Award Plan (the “Stock Award Plan”) was adopted by the Board of Directors on May 26, 2000, and subsequently approved by the shareholders in August 2000. Awards granted under the Stock Award Plan may be incentive stock options; nonqualified stock options; shares of Common Stock, which may be nontransferable and/or forfeitable under restrictions, terms and conditions set forth in the award agreement; stock appreciation rights; or performance shares. The number of shares of Common Stock with respect to which awards may be granted under the Stock Award Plan is a maximum of 1,000,000 shares. The Company has no other compensation plans or arrangements under which equity securities are authorized for issuance.

      The following table sets forth certain information regarding the Stock Award Plan as of April 30, 2003:

(c)
(a)		Number of
Number of	(b)	Securities
Securities to Be	Weighted-	Remaining Available
Issued Upon	Average Exercise	for Future Issuance
Exercise of	Price of	(Excluding Securities
Outstanding	Outstanding	Reflected in
Options	Options	Column (a))

747,250	$4.88	210,150

STOCK OPTION GRANTS IN LAST FISCAL YEAR

      The following table sets forth information concerning individual grants of stock options made during the fiscal year ended April 30, 2003, to each of the named Executive Officers:

	Individual Grants

	Number of	Percent of
	Securities	Total Options
	Underlying	Granted to	Exercise or		Grant Date
	Options	Employees in	Base Price	Expiration	Present
Name	Granted(#)	Fiscal Year	Per Share	Date	Value(1)

Alan R. Abrams	39,214		$5.10	7/17/07	$35,685
	110,786		$5.10	7/17/12	$136,267

	150,000	30.06%

Melinda S. Garrett	50,000	10.02%	$5.10	7/17/12	$61,500

J. Andrew Abrams	39,214		$5.10	7/17/07	$35,685
	10,786		$5.10	7/17/12	$13,267

	50,000	10.02%

B. Michael Merritt (2)	50,000	10.02%	$5.10	7/17/12	$61,500

(1)	Based on Black Scholes option pricing model on date of grant.
(2)	Resigned employment in June 2003, at which time all options were forfeited.

AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR AND FISCAL
YEAR-END OPTION VALUES

      The following table sets forth the number of options, both exercisable and unexercisable, held by each of the named Executive Officers of the Company and the value of any in-the-money options at April 30, 2003 (using a value of $3.96 on April 30, 2003):

			Number of	Value of
			Unexercised	Unexercised In-the-
			Options at	Money Options at
			April 30, 2003(#)	April 30, 2003

	Shares
	Acquired on	Value	Exercisable/	Exercisable/
Name	Exercise(#)	Realized	Unexercisable	Unexercisable (1)

Alan R. Abrams	0	$0	0/150,000	$0/$0
Melinda S. Garrett	0	$0	0/50,000	$0/$0
J. Andrew Abrams	0	$0	0/50,000	$0/$0
B. Michael Merritt (2)	0	$0	0/50,000	$0/$0

(1)	Calculated on the basis of the fair market value of the underlying securities as of April 30, 2003, minus the exercise price.
(2)	Resigned employment in June 2003, at which time all options were forfeited.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

REPORT ON EXECUTIVE COMPENSATION

      The objectives of the Company’s Executive compensation program are to enhance the profitability of the Company, and thus shareholder value, by aligning employee compensation with the financial interests of the shareholders of the Company, and to attract, motivate, reward and retain employees, including Executive Officers, who contribute to the long-term success of the Company. In furtherance of these goals, the Company’s compensation program for Executive Officers includes base salary, annual incentive compensation and long-term incentive compensation. At the discretion of the Board of Directors, selected Executive Officers may participate in the Senior Management Deferral Plan, which is designed to permit eligible employees to defer a portion of their incentive compensation. The Compensation Committee reviews and makes recommendations to the Board of Directors regarding the compensation of the Company’s Executive Officers.

      Salary. The Compensation Committee determines its recommended base salary for the Executive Officers, including the CEO, based upon the financial performance of the Company or subsidiary, as the case may be, and upon the individual’s level of responsibility, qualifications, time with the Company, contribution, performance, and the compensation levels of similarly positioned executives in comparable companies. Evaluation of these factors is subjective and no fixed, relative weights are assigned to the criteria considered.

      Incentive Compensation. The Board of Directors of the Company or the participating subsidiary, as the case may be, determines the amount of annual cash incentive bonus, if any, for certain of the Executive Officers. These incentive bonuses are based upon the financial performance of the Company or subsidiary, as the case may be, and upon the individual’s level of responsibility, qualifications, contribution, performance, the bonus levels of similarly positioned executives in comparable companies, and upon the respective Board’s judgment as to the impact of the individual on the financial performance of the Company. Only one Executive Officer received a cash incentive bonus, in the amount of $25,000, for the fiscal year ended April 30, 2003.

      Effective January 1, 2003, the Company amended its deferred profit-sharing plan (the “Plan”) to add a 401(k) feature covering eligible employees meeting certain service requirements. Pursuant to the provisions of the Plan, eligible employees may make salary deferral (before tax) contributions of up to 100% of their total compensation per plan year, subject to a specified maximum contribution as determined by the Internal Revenue Service. The Plan also includes provisions that authorize the Company to make discretionary contributions. Such contributions, if made, are allocated among all eligible employees as determined under the Plan. The trustees under the Plan invest the assets of each participant’s account as directed by the participants. During the fiscal year ended April 30, 2003, the Company made employer matching 401(k) contributions to the Plan for all participating employees totaling approximately $18,000.

      Stock Awards. The Board of Directors adopted the Abrams Industries, Inc. 2000 Stock Award Plan (the “Stock Award Plan”) on May 26, 2000. The Company’s shareholders approved the Stock Award Plan on August 23, 2000. It is the intent of the Stock Award Plan to provide the means through which employees, including Executive Officers, can build a financial stake in the Company, so as to align the employees’ economic interests with those of shareholders. The Stock Award Plan is designed to play an integral role in the ability of the Company to attract and retain key employees, directors, consultants, and independent contractors. Equity ownership among employees is an incentive which can enhance the Company’s growth, profitability, and, accordingly, shareholder value.

      In July 2002, the Compensation Committee awarded 1,100 shares of restricted stock to certain employees, 355,856 incentive stock options to certain employees, and 253,144 non-qualified stock options to the Company’s directors, certain employees, and an independent contractor. In March 2003, the Compensation Committee awarded 4,700 shares of restricted stock to certain employees, consultants, and independent contractors.

      Compensation Deductibility Policy. The Company does not anticipate that Section 162 (m) of the Internal Revenue Code that limits the tax deduction for certain executive compensation at $1,000,000 will have any impact on the compensation policies of the Company.

      The tables included in this Proxy Statement and accompanying narrative and footnotes reflect the decisions covered by the above discussion.

      Submitted by the Compensation Committee of the Company’s Board of Directors.

Robert T. McWhinney, Jr., Chairman
Gilbert L. Danielson
Felker W. Ward, Jr.

AUDIT COMMITTEE REPORT

      The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended April 30, 2003, with management and the independent auditors, Deloitte & Touche LLP. Management made representations to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The discussions with the independent auditors also included the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

      The independent auditors provided to the Audit Committee the written disclosures and the letter regarding its independence, as required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees). This information was discussed with the independent auditors.

      Based on discussions with management and the Company’s independent auditors, the Audit Committee’s review of the representations of management, and the report and independence letter of the independent auditors, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on

Form 10-K, to be filed with the Securities and Exchange Commission for the fiscal year ended April 30, 2003.

      Submitted by the Audit Committee of the Company’s Board of Directors.

Felker W. Ward, Jr., Chairman Gilbert L. Danielson Robert T. WcWhinney, Jr.

DIRECTORS COMPENSATION

      Currently, each Director is paid a retainer of $600 per month and a fee of $1,300 for each Board of Directors meeting attended. In addition, Directors who are members of a committee of the Board of Directors, but who are not Executive Officers of the Company, are paid a fee of $600 for each committee meeting attended.

      Directors’ Deferred Compensation Plan. The Company maintains a Directors’ Deferred Compensation Plan (the “Deferred Compensation Plan”) under which members of the Board of Directors of the Company may elect to defer to a future date receipt of all or any part of their compensation as Directors and/or as members of a committee of the Board. For purposes of the Deferred Compensation Plan, “compensation” means the retainer fees and meeting fees payable to such Directors by the Company in their capacities as Directors or as members of a committee of the Board of Directors, respectively, but excludes awards of restricted stock or stock options.

      The Deferred Compensation Plan is administered by the Executive Committee of the Board of Directors. A committee member may not participate in any decision relating in any way to his or her individual rights or obligations as a participant under the Deferred Compensation Plan.

      The Company will make payments of deferred compensation and the earnings on such deferred compensation pursuant to the provisions of the Deferred Compensation Plan at the time specified by each participant in a lump sum, subject to the Plan’s restrictions and limitations, or, at the sole discretion of the participant, in no more than five equal annual installments. For the year ended April 30, 2003, three members of the Board of Directors (including one Executive Officer who is also a Director) participated in the Deferred Compensation Plan.

SHAREHOLDER RETURN

      Set forth below is a line graph comparing, for the five-year period ending April 30, 2003, the cumulative total shareholder return (assuming reinvestment of dividends) on the Company’s Common Stock with that of: (i) all U.S. companies quoted on NASDAQ; (ii) all retail trade companies quoted on NASDAQ; and (iii) all companies in the Dow Jones U.S. Heavy Construction Index. The comparison assumes $100 was invested on April 30, 1998, in the Company’s Common

Stock and in each of the indices shown. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

	4/30/98	4/30/99	4/30/00	4/30/01	4/30/02	4/30/03

Abrams Industries, Inc.	$100.00	$59.20	$59.40	$57.70	$89.30	$71.20

NASDAQ Stock Market (US Companies)	100.00	137.00	207.60	113.70	91.40	79.80

NASDAQ Retail Trade Stocks	100.00	101.70	75.90	59.10	79.20	69.20

Dow Jones U.S. Heavy Construction Index	100.00	91.17	111.10	157.31	143.83	120.88

INFORMATION CONCERNING THE COMPANY’S INDEPENDENT AUDITORS

      Deloitte Touche LLP were the independent public accountants for the Company for the fiscal year ended April 30, 2003. Representatives of Deloitte Touche LLP, who are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and to respond to appropriate questions. The Board of Directors has not selected auditors for the present fiscal year because the matter has not yet been considered.

      On October 25, 2001, the Company dismissed PricewaterhouseCoopers LLP as its principal accountants, and engaged Arthur Andersen LLP. Subsequently, on May 23, 2002, the Company dismissed Arthur Andersen LLP as its principal accountants, and engaged Deloitte & Touche LLP. Both decisions to change accountants were approved by the Audit Committee of the registrant. PricewaterhouseCoopers’ report on the financial statements of the Company for the fiscal year 2001 did not contain any adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principle. Arthur Andersen LLP did not report on the financial statements of the registrant in the past two fiscal years.

      In connection with PricewaterhouseCoopers’ audit for the Company’s fiscal year 2001 and the subsequent interim period through October 25, 2001, there were no disagreements with PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers, would have caused them to make reference to the subject matter of the disagreements in their reports for such fiscal years. In connection with the period from the engagement of Arthur Andersen on October 25, 2001, through May 23, 2002, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen, would have caused them to make reference to the subject matter of the disagreements in the subsequent interim period.

      None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred during the Company’s fiscal year 2001 and the subsequent interim period through October 25, 2001, with respect to PricewaterhouseCoopers, nor did any such reportable events occur during the period from the engagement of Arthur Andersen on October 25, 2001, through May 23, 2002.

      During the Company’s last two fiscal years and the subsequent interim period through May 23, 2002, the Company did not consult Deloitte & Touche LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K, nor did the Company consult with Arthur Andersen regarding any such matters during the Company’s fiscal year 2001 and the subsequent interim period through October 25, 2001.

Audit Fees

      For the fiscal year ended April 30, 2003, the aggregate fees billed by Deloitte & Touche LLP for the audit of the Company’s annual financial statements and for reviews of the interim quarterly financial statements were $126,000.

Financial Information Systems Design and Implementation Fees

      The Company’s independent auditors did not provide any professional services for information technology services relating to financial information systems design and implementation for the fiscal year ended April 30, 2003; therefore, there were no fees billed by the Company’s independent auditors for such services.

All Other Fees

      The aggregate fees billed for professional services by Deloitte & Touche LLP to provide other non-audit services, including, among others, tax preparation and other services, during the fiscal year 2003, totaled $113,325.

      The Audit Committee has considered whether the provision of non-audit services by its independent auditors is compatible with maintaining auditor independence.

SHAREHOLDER PROPOSALS

      In accordance with the provisions of Rule 14a-8(e) of the Securities and Exchange Commission, proposals of shareholders intended to be presented at the Company’s 2004 Annual Meeting of

Shareholders must be received by the Company at its executive offices on or before April 8, 2004, in order to be eligible for inclusion in the Company’s Proxy Statement and form of proxy for that meeting. In addition, in accordance with the Company’s By-Laws, shareholder proposals intended to be presented at that meeting must be presented to the Secretary not less than sixty days prior to that meeting. The By-Laws further require that, in connection with such proposals, the shareholders provide certain information to the Secretary. The summary descriptions of the By-Laws contained in this Proxy Statement are not intended to be complete, and are qualified in their entirety by reference to the text of the By-Laws, which is available upon request of the Company.

OTHER MATTERS

      The Board of Directors knows of no other matters to be brought before the Meeting. If other matters should come before the Meeting, however, it is the intention of each person named in the proxy to vote the proxy in accordance with his judgment of what is in the best interest of the Company.

BY ORDER OF THE BOARD OF DIRECTORS

Alan R. Abrams
Co-Chairman of the Board
President and Chief Executive Officer

Atlanta, Georgia

August 6, 2003

ABRAMS INDUSTRIES, INC.

This Proxy is Solicited by the Board of Directors for the Annual Meeting of Shareholders to Be Held on September 10, 2003.

    The undersigned shareholder of Abrams Industries, Inc. hereby constitutes and appoints Alan R. Abrams and J. Andrew Abrams, and either of them, the true and lawful attorneys and proxies of the undersigned, with full power of substitution and appointment, for and in the name, place and stead of the undersigned to act for and to vote all of the undersigned’s shares of Common Stock of Abrams Industries, Inc. at the Annual Meeting of Shareholders to be held in Atlanta, Georgia, on Wednesday, the 10th day of September, 2003, at 11:00 A.M., and at any and all adjournments thereof as follows:

(1)	Election of Directors

☐	FOR all nominees listed below (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below

NOMINEES:	ALAN R. ABRAMS; DAVID L. ABRAMS; J. ANDREW ABRAMS; SAMUEL E. ALLEN; GILBERT L. DANIELSON; MELINDA S. GARRETT; ROBERT T. McWHINNEY, JR.; AND FELKER W. WARD, JR.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)

    (2)   For the transaction of such other business as may lawfully come before the Meeting; hereby revoking any proxies as to said shares heretofore given by the undersigned; and ratifying and confirming all that said attorneys and proxies may lawfully do by virtue hereof.

    It is understood that this Proxy confers discretionary authority in respect to matters not known to, or determined by, the undersigned at the time of mailing of notice of the Meeting.

    The Board of Directors favors a vote “FOR” all of the nominees listed in Item 1. Unless instructions to the contrary are indicated in the space provided for in Item 1, this Proxy will be so voted.

(Continued and to be dated and signed on reverse side)

    The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders dated August 6, 2003, and the Proxy Statement furnished therewith.

Dated and signed:	, 2003

(Signature should agree with name hereon. Executors, administrators, trustees, guardians and attorneys should so indicate when signing. For joint accounts, each owner should sign. Corporations should sign full corporate name by duly authorized officer.)

    This Proxy is revocable at or at any time prior to the Meeting. Please sign and return this Proxy to SunTrust Bank, Attn: Stock Transfer Department, P.O. Box 105649, Atlanta, Georgia 30348-9923, in the accompanying prepaid envelope.